Exhibit 10.14

VOTING AGREEMENT

           This Voting Agreement, dated as of February __, 2011, and effective as of January 21, 2011 (this "Agreement"), is among Jerry Swinford, an individual (“Swinford”), and Herbert C. Pohlmann (“Shareholder”), each a “Party” and collectively the “Parties”.

RECITALS:

A.	Swinford is the Chief Executive Officer and President of Coil Tubing Technology, Inc., a Nevada corporation (the “Company”);

B.	Shareholder currently owns 505,899,665 shares of common stock of the Company (“Shares”).

C.
Shareholder desires to provide Swinford a voting proxy to vote the Shares at any meeting of the Company, pursuant to any consent to action without meeting of the Company, and/or any other event which may require or may allow for the vote of the Shares.

NOW, THEREFORE, for $10 and in consideration of the mutual covenants contained herein, Swinford agreeing to cancel the Series A Preferred Stock which he holds pursuant to Swinford’s entry into an Executive Employment Agreement on or around the date hereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:

1. The Shares.  Any interest or other voting securities, or the voting rights relating thereto, of the Company that may be owned, held or subsequently acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by Shareholder, other than the Shares, at any time during the term of this Agreement as (a) a result of the ownership of the Shares whether issued incident to any split, dividend, conversion, increase in capitalization, recapitalization, merger, consolidation, reorganization, or other transaction; and (b) any additional voting shares or other voting securities of the Company, or the voting rights relating thereto, that may be owned, held or subsequently acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by Shareholder from time to time during the Term of this Agreement; shall be included within the term "Shares" as used herein and shall be subject to the terms of this Agreement.

2. Due Authority. Shareholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of the Shareholder and constitutes a legal, valid and binding obligation of Shareholder, enforceable against it in accordance with its terms.

3. No Conflict; Consents.

a.
The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, require any consent, approval, authorization or permit of, filing with (except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or notification to, any government or regulatory authority by the Shareholder.

b.	No other person or entity has, or will have during the Term (as defined below), any right, directly or indirectly, to vote or control or affect the voting of the Shares.

4. Title to Shares; Certificate Form. The Shareholder is (a) the record owner of the Shares free and clear of any proxy or voting restriction other than pursuant to this Agreement; and (b) has sole voting power with respect to the Shares.  Following the Parties’ entry into this Agreement, the Shareholder agrees to take prompt action to put at least the Required Percentage (as defined below) of Shares of the Company into Certificate Form, such that Shares are shown to be owned of record by Shareholder as set forth on the Company’s shareholders list as obtained by the Company’s Transfer Agent.  Shareholder agrees to take prompt action from time to time to put additional Shares which he may beneficially own into certificate form as may be required from time to time to maintain the Required Percentage of Shares in certificate form.

5. Covenants of Shareholder.  Shareholder hereby covenants and agrees as follows:

a.
Transfer of Shares. During the Term (as defined below) Shareholder shall not, and shall not permit anyone else to, (i) sell, transfer, encumber, pledge, assign or otherwise dispose of any of the Shares, (ii) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto, or (iii) enter into any contract, option or other legally binding undertaking providing for any transaction provided in (i) or (ii) hereof (each a “Transaction”), if such Transaction would cause the Shareholder to hold less than 60% of the Company’s voting stock (the “Required Percentage), unless the Shareholder has received prior written authorization for such Transaction from Swinford or unless the proposed transferee or pledgee shall have entered into a written agreement with Swinford, containing terms and conditions satisfactory to Swinford, in which such transferee or pledgee shall agree to be bound by all the terms and conditions of this Agreement.

b.
Proxy. Shareholder, by this Agreement, hereby constitutes and appoints Swinford, with full power of substitution, during and for the Term, as Shareholder’s true and lawful attorney and irrevocable proxy, for and in Shareholder’s name, place and stead, to vote the Shares owned or held by Shareholder as Shareholder's proxy as to the election or removal of the Swinford Percentage of the Directors of the Company. The “Swinford Percentage” shall equal a number of Directors of the Company equal to the then total members (or positions open for nomination) of the Company’s Board of Directors multiplied by 0.40 and rounded up to the nearest whole number.  For example, the number of Directors of the Company is currently anticipated to be five (5) members following the Parties entry into this Agreement, at which time Swinford will have the right to vote the Shares to appoint (or remove) two (2) of the five (5) Directors (five (5) Directors multiplied by 0.40 = two (2)).  In the event the number of Directors increases to six (6) Directors, Swinford will have the right to vote the Shares to appoint (or remove) three (3) of the six (6) Directors (six (6) Directors multiplied by 0.40 = 2.4, rounded up to the nearest whole number is equal to three (3)).  The Shareholder intends the foregoing proxy to be, and it shall be, irrevocable and coupled with an interest during the Term.  All action to be taken on any question shall be determined by Swinford, in his sole discretion.

c.	Term. For the purposes of this Agreement, "Term" means the period from January 19, 2011 until December 31, 2015.

d.
Agreements. Shareholder agrees that it will not enter into any agreement or understanding with any person or entity or take any action during the Term which will permit any person or entity to vote or give instructions to vote the Shares in any manner inconsistent with the terms of this Section. Shareholder further agrees to take such further action and execute and deliver, and cause others to execute and deliver such other instruments as may be necessary to effectuate the intent of this Agreement, including without limitation, proxies and other documents permitting Swinford to vote the Shares or to direct the record owners thereof to vote the Shares in accordance with this Agreement. Without limiting the foregoing, Shareholder shall deliver to Swinford a duly executed Voting Proxy in the form attached hereto as Exhibit A simultaneously with the execution hereof.

6. Reservation of Rights.  All other rights and privileges of ownership of the Shares shall be reserved to and retained by Shareholder.

7. Specific Performance.  Each Party hereto acknowledges that a remedy at law for any breach or attempted breach of terms and provisions of this Agreement may be inadequate, and such Parties therefore agree that the non-breaching Party shall be entitled to specific performance and injunctive and other equitable relief in the event of any such breach or attempted breach.

8. Successors and Assigns.  This Agreement shall be binding upon the Parties hereto and their respective heirs, legal representatives, successors and assigns.

9. Waiver.  The waiver by either Party to this Agreement of a breach or violation or any provision hereof shall not operate as or be construed to be a waiver of any subsequent breach hereof.

10. Governing Law.  This Agreement shall be interpreted in accordance with the laws of the State of Texas.  In the event of a dispute concerning this Agreement, the Parties agree that venue lies in a court of competent jurisdiction in Harris County, Texas.

11. Headings; Gender.  The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.  All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

12. Severability.  In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

13. Amendment.  No modification, amendment, addition to, or termination of this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the Parties hereto.

14. Entire Agreement.  This Agreement constitutes the sole and only agreement of the Parties hereto and supersedes any prior understanding or written or oral agreements between the Parties respecting the subject matter hereof.

15. Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date set forth below, to be effective as provided above.

(“Shareholder”)

By: /s/ Herbert C. Pohlmann
Herbert C. Pohlmann

Date: 2-8-11

(“Swinford”)

/s/ Jerry Swinford
Jerry Swinford

Date: 2-8-11

EXHIBIT A
VOTING PROXY

Herbert C. Pohlmann (“Shareholder”), the beneficial owner of 505,899,665 shares of common stock of Coil Tubing Technology, Inc., a Nevada corporation (the "Company" and the “Shares”) as of the date hereof, hereby appoints Jerry Swinford as proxy (the "Proxy"), with full power of with full power of substitution, for and in the name of the undersigned, to vote the Shares (and such other shares as described in the Voting Agreement, which this Voting Proxy is attached to as Exhibit A), as his proxy in all proceedings in which the vote or written consent of shareholders may be required or authorized by law for the appointment or removal of Directors of the Company as if the undersigned were present and voting such Shares, on any matters to come before the Company, in his sole discretion as Shareholder’s true and lawful attorney and irrevocable proxy, for and in Shareholder’s name, place and stead, to vote the Shares owned or held by Shareholder as Shareholder's proxy as to the election or removal of the Proxy Percentage of the Directors of the Company.

The “Proxy Percentage” shall equal a number of Directors of the Company equal to the then total members (or positions open for nomination) of the Company’s Board of Directors multiplied by 0.40 and rounded up to the nearest whole number.  For example, the number of Directors of the Company is currently anticipated to be five (5) members following the Parties entry into this Agreement, at which time Proxy will have the right to vote the Shares to appoint (or remove) two (2) of the five (5) Directors (five (5) Directors multiplied by 0.40 = two (2)).  In the event the number of Directors increases to six (6) Directors, Proxy will have the right to vote the Shares to appoint (or remove) three (3) of the six (6) Directors (six (6) Directors multiplied by 0.40 = 2.4, rounded up to the nearest whole number is equal to three (3)).  All action to be taken on any question shall be determined by Proxy, in his sole discretion.

The undersigned hereby affirms that this Proxy is coupled with an interest and ratifies and confirms all that the Proxy may lawfully do or cause to be done by virtue hereof.  This Voting Proxy shall be in effect until December 31, 2015.

Executed this 8th day of February, 2011.

By: /s/ Herbert C. Pohlmann
Herbert C. Pohlmann